                                                      Exhibit 10.20
                                                      -------------


                     FIRST AMENDMENT TO MANAGEMENT AGREEMENT
                          WITH BERKSHIRE PARTNERS, LLC

         Reference is made to a Management Agreement dated as of November 26, 1997 between Berkshire Partners, LLC, a Massachusetts limited liability company (the "Consultant") and Holmes Products Corp., a Massachusetts corporation (the "Company") (the "Management Agreement").

         WHEREAS, pursuant to an Agreement and Plan of Merger dated December 17, 1998, the Company and its subsidiary, Moriarty Acquisition Corp. ("Moriarty") agreed to acquire all the outstanding stock of The Rival Company ("Rival") on the terms and conditions set forth therein (the "Merger Agreement");

         WHEREAS, the Consultant has provided a substantial service as an assistant to the Company in conjunction with the Merger Agreement;

         WHEREAS, the Consultant and the Company desire to amend the Management Agreement to reflect such services, and the additional services to be provided by the Consultant from and after the purchase of shares of Rival stock and/or the merger of Moriarty with and into Rival, all as provided in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the rights and obligations set forth herein, the parties agree as follows:

         1. Section 5.2 of the Management Agreement is hereby amended to change the amount set forth therein from $400,000 to $500,000, to be paid in equal monthly installments on the first day of each month commencing with the first day of the month immediately following the date of this First Amendment.

         2. The Company shall pay to the Consultant, on the date hereof, a structuring fee in the amount of $2 million for arranging financing, consulting with management of the Company, and providing certain other services on behalf of the Company in conjunction with the Merger Agreement.

         3. As amended hereby, the Management Agreement is hereby ratified, confirmed and approved in all respects.

         IN WITNESS WHEREOF, the parties have duly executed this agreement as a sealed instrument on this 5th day of February, 1999.

                                         BERKSHIRE PARTNERS, LLC


                                         By: /s/ Richard K. Lubin
                                             -----------------------------------
                                             Richard K. Lubin, Managing Director


                                         HOLMES PRODUCTS CORP.


                                         By: /s/ Jordan A. Kahn
                                             -----------------------------------
                                             Jordan A. Kahn, President